Exhibit 99.1

GROUP AGREEMENT

WHEREAS, certain of the undersigned are stockholders, direct or beneficial, of Genesco Inc., a Tennessee corporation (the “Company”);

WHEREAS, Legion Partners, L.P. I, a Delaware limited partnership, Legion Partners, L.P. II, a Delaware limited partnership, Legion Partners Special Opportunities, L.P. VIII, a Delaware limited partnership, Legion Partners, LLC, a Delaware limited liability company, Legion Partners Asset Management, LLC, a Delaware limited liability company, Legion Partners Holdings, LLC, a Delaware limited liability company, Christopher S. Kiper, and Raymond White (collectively, “Legion Partners”), and 4010 Partners, LP, a Delaware limited partnership, 4010 General Partner, LLC, a Delaware limited liability company, 4010 Capital, LLC, a Delaware limited liability company, and Steven E. Litt (collectively, “4010 Capital” and, together with Legion Partners, the “Group”), wish to form a group for the purpose of working together to enhance stockholder value at the Company, including seeking representation on the Board of Directors of the Company (the “Board”) at the 2018 annual meeting of stockholders of the Company (including any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof, the “Annual Meeting”) and for the purpose of taking all other action necessary to achieve the foregoing.

NOW, IT IS AGREED, this 12th day of December 2017 by the parties hereto:

1.	To the extent required by applicable law, in accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each member of the Group agrees to the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the securities of the Company. Each member of the Group shall be responsible for the accuracy and completeness of his or its own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other members, unless such member knows or has reason to know that such information is inaccurate.
2.	So long as this agreement (the “Agreement”) is in effect, 4010 Capital shall, no later than 24 hours after each such transaction, provide written notice to Legion Partners and Olshan Frome Wolosky LLP (“Olshan”) of (i) any of their purchases or sales of securities of the Company, or (ii) any securities of the Company over which they acquire or dispose of beneficial ownership. Legion Partners shall also make its best efforts to notify 4010 Capital of any significant purchases or sales of securities on its behalf and will in any case provide periodic information on sales and purchases upon reasonable request by 4010 Capital.
3.	Each of the undersigned agrees to form the Group for the purpose of working together to enhance stockholder value at the Company, including (i) soliciting proxies for the election of the persons to be nominated by the Group to the Board at the Annual Meeting, (ii) taking such other actions as the parties deem advisable, and (iii) taking all other action necessary or advisable to achieve the foregoing.
4.	Each of the undersigned agrees that all out-of-pocket costs and expenses (including fees of outside legal counsel and obligations under any written indemnification agreements between Legion Partners and 4010 Capital, on the one hand, and individuals nominated by the Group to the Board, on the other hand) incurred in connection with the Group’s activities set forth in Section 3 beginning with the activities of Legion Partners and 4010 Capital directly relating to their initial formation of the Group, including the preparation of this Agreement and any future SEC filings, and so long as this Agreement is in effect (the “Expenses”) will be split on a pro rata basis based on the number of shares of Common Stock of the Company directly or indirectly beneficially owned by each of Legion Partners and 4010 Capital, respectively (calculated as of the date hereof and as of the first of each month hereafter). Legion Partners and 4010 Capital plan to discuss periodically Expenses and strategy with respect to the Group’s activities. Any reimbursement from the Company regarding the Expenses paid pursuant to this Section 4 shall be split by Legion Partners and 4010 Capital in proportion to the Expenses paid pursuant to this Section 4.
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5.	Legion Partners and 4010 Capital will only buy, sell or otherwise transact in securities of the Company through the same broker(s) whenever practicable, other then as authorized by Legion Partners. 4010 Capital will not purchase or otherwise acquire beneficial ownership of in excess 60,000 shares of Common Stock of the Company without the prior written consent of Legion Partners. 4010 Capital will vote its shares of Common Stock of the Company in the same manner as Legion Partners.
6.	Each of the undersigned agrees that any SEC filing, press release, public stockholder communication or Company communication proposed to be made or issued by the Group or any member of the Group in connection with the Group’s activities set forth in Section 3 shall be authorized by a representative of Legion Partners and a copy of any such material provided to 4010 Capital. The parties hereto hereby agree to work in good faith to resolve any disagreement that may arise between or among any of the members of the Group concerning decisions to be made, actions to be taken or statements to be made in connection with the Group’s activities.
7.	The relationship of the parties hereto shall be limited to carrying on the business of the Group in accordance with the terms of this Agreement. Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein. Nothing herein shall be construed to authorize any party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification.
8.	This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.
9.	Any legal action or proceeding arising out of the provisions of this Agreement or the parties’ investment in the Company shall be brought and determined in the United States District Court for the Southern District of New York located in the Borough of Manhattan or the courts of the State of New York located in the County of New York.
10.	The parties’ rights and obligations under this Agreement (other than the rights and obligations set forth in Section 4 (solely with respect to Expenses incurred prior to the termination of the Agreement) and Section 9 which shall survive any termination of this Agreement) shall terminate immediately after the conclusion of the activities set forth in Section 3 or as otherwise agreed to by the parties. Notwithstanding the foregoing, any party hereto may terminate his/its obligations under this Agreement on 24 hours’ written notice to all other parties, with a copy by fax to Steve Wolosky at Olshan, Fax No. (212) 451-2222.
11.	Each party acknowledges that Olshan shall act as counsel for the Group and each of Legion Partners and 4010 Capital relating to their investment in the Company.
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12.	The terms and provisions of this Agreement may not be modified, waived or amended without the written consent of each of the parties hereto.
13.	To the extent required by applicable law, each of the undersigned parties hereby agrees that this Agreement shall be filed as an exhibit to a Schedule 13D pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

Legion Partners, L.P. I

By:	Legion Partners Asset Management, LLC Investment Advisor

By:	/s/ Christopher S. Kiper
	Name:	Christopher S. Kiper
	Title:	Managing Member

Legion Partners, L.P. II

By:	Legion Partners Asset Management, LLC Investment Advisor

By:	/s/ Christopher S. Kiper
	Name:	Christopher S. Kiper
	Title:	Managing Member

Legion Partners Special Opportunities, L.P. VIII

By:	Legion Partners Asset Management, LLC Investment Advisor

By:	/s/ Christopher S. Kiper
	Name:	Christopher S. Kiper
	Title:	Managing Member

Legion Partners, LLC

By:	Legion Partners Holdings, LLC Managing Member

By:	/s/ Christopher S. Kiper
	Name:	Christopher S. Kiper
	Title:	Managing Member

Legion Partners Asset Management, LLC

By:	/s/ Christopher S. Kiper
	Name:	Christopher S. Kiper
	Title:	Managing Director

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Legion Partners Holdings, LLC

By:	/s/ Christopher S. Kiper
	Name:	Christopher S. Kiper
	Title:	Managing Member

/s/ Christopher S. Kiper
Christopher S. Kiper

/s/ Raymond White
Raymond White

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4010 Partners, LP By: 4010 General Partner, LLC, its General Partner
By:	/s/ Steven E. Litt
	Name:	Steven E. Litt
	Title:	Managing Member

4010 General Partner, LLC
By:	/s/ Steven E. Litt
	Name:	Steven E. Litt
	Title:	Managing Member

4010 Capital, LLC
By:	/s/ Steven E. Litt
	Name:	Steven E. Litt
	Title:	Managing Member

/s/ Steven E. Litt
Steven E. Litt